SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2010

Goldspan Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6260 South Rainbow Blvd., Suite 110, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (818) 340-4600

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01     Entry Into A Material Definitive Agreement

On May 22, 2010, we entered into a non-binding letter of intent with American Bio Fuels, LLC (“ABF”) for the potential purchase of 100% of the issued and outstanding stock of ABF’s wholly-owned subsidiary, Able Energy New York, Inc.  (“Able NY”). Able NY is a retail distributor of home heating oil in New York.  Under the letter of intent, Able NY has agreed to complete an audit of its financial statements for the fiscal years ending June 30, 2009 and June 30, 2010.  During the pendency of the audit of Able NY’s financial statements, the parties will be evaluating the business and expansion plans of Able NY and conducting other due diligence regarding the proposed acquisition.

It is contemplated that the purchase price will be in the form of a combination of common shares in Goldspan Resources, Inc. and convertible notes to be issued to ABF. The parties have committed to use their best efforts to conclude due diligence and prepare a definitive form of purchase agreement by June 15, 2010.  The letter of intent further specifies that the parties will use their best efforts to agree upon a purchase price and obtain approval of the acquisition by their respective boards of directors within twenty (20) days of the completion of the audit of Able NY’s financial statements for its fiscal year ending June 30, 2010.

We contemplate that, upon closing of the proposed acquisition, additional funding will be sought for the purpose of expanding the operations of Able NY through acquisitions, organic growth, and integration of distributors in contiguous and new markets.

The foregoing is a summary of the material terms of the letter of intent, which should be reviewed in its entirety for further detail.

Item 9.01     Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldspan Resources, Inc.

/s/ Leon M. Caldwell
Leon M. Caldwell
President, Chief Financial Officer, and Director
Date: May 24, 2010